Exhibit 99.1

ALT5 Sigma Receives Expected Nasdaq Notification Regarding Late Filing of Form 10-Q

LAS VEGAS, NEVADA (December 2, 2025) – ALT 5 Sigma Corporation (the “Company” or “ALT5”) (NASDAQ: ALTS)(FRA: 5AR1) today announced that it received a notification letter (the “Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) due to its delay in filing its Form 10-Q for the period ended September 27, 2025 (the “Form 10-Q”). On November 12, 2025, the Company filed a Notification of Late Filing on Form 12b-25 with the SEC to allow the Company sufficient time to complete its customary accounting and internal control processes and procedures.

The Letter states that because the Form 10-Q has not yet been filed with the U.S. Securities and Exchange Commission, the Company no longer meets the continued listing requirements under Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic reports.

Under Nasdaq’s rules, the Company has until January 20, 2026, to submit a plan to Nasdaq outlining its strategy to regain compliance. If Nasdaq accepts the plan, the Company may be granted an extension of up to 180 calendar days from the Form 10-Q’s original due date, or until May 18, 2026, to regain compliance.

The Letter further notes that Nasdaq will consider factors including the Company’s compliance history, the reasons for the late filing, the likelihood of completing the required filings within the extension period, the Company’s financial condition, and any relevant corporate developments during the review period. Nasdaq has also indicated that any subsequent periodic filings due within the potential 180-day extension must also be filed no later than the end of the extension period.

The Letter does not immediately impact the listing or trading of the Company’s common shares on Nasdaq. An indicator reflecting the Company’s non-compliance has been posted on Nasdaq’s market data dissemination network.

ALT5 Sigma is working diligently to complete the Form 10-Q and intends to submit a compliance plan within the required timeframe.

About ALT5 Sigma Corporation

ALT5 Sigma Corporation (NASDAQ: ALTS) (FRA:5AR1) is a fintech company with a pioneering $WLFI digital asset treasury strategy. Founded in 2018, the company leverages its blockchain infrastructure expertise and proven track record of processing over $5 billion in cryptocurrency transactions to optimize its digital asset treasury operations and capitalize on growing $WLFI ecosystem developments across retail platforms, payment integrations, and international market expansion.

Forward-looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to adoption of the $WLFI token, $WLFI’s potential initiatives, the positioning of the Company in the digital asset treasury sector, the availability of $WLFI for trading on crypto exchanges, the profitability and prospective growth of ALT5’s platforms and business that may include, but are not limited to, international currency risks, third-party or customer credit risks, liability claims stemming from ALT5’s services, and technology challenges for future growth or expansion, and statements regarding the Company’s potential separation plans of its biotech business. This press release also contains general statements, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such statements reflect the Company’s current view with respect to future events, are subject to risks and uncertainties, and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political, and social uncertainties, and contingencies. This press release also contains statements that are forward-looking in respect of the expected future partial or full disposition of the Company’s interests in Alyea without specificity of the scope or methods thereof.

Many factors could cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others, changes in the value of $WLFI tokens and other risks detailed in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in the Company’s filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and the Company does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. The Company cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Media/Investor Relations

ALT5@icrinc.com